  As filed with the Securities and Exchange Commission on February 13, 1998
                                       Registration No. 333- ___________
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ATMOS ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)

          TEXAS AND VIRGINIA                                75-1743247
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                   Identification Number)

       1800 THREE LINCOLN CENTRE
            5430 LBJ FREEWAY
             DALLAS, TEXAS                                     75240
(Address of principal executive offices)                     (Zip Code)

                           ATMOS ENERGY CORPORATION
                          RESTRICTED STOCK GRANT PLAN
                             (Full Title of Plan)

                                                             Copies to:
            GLEN A. BLANSCET                               BRYAN E. BISHOP
    Vice President, General Counsel                  Locke Purnell Rain Harrell
        and Corporate Secretary                     (A Professional Corporation)
        Atmos Energy Corporation                    2200 Ross Avenue, Suite 2200
       1800 Three Lincoln Centre                          Dallas, Texas 75201
            5430 LBJ Freeway
          Dallas, Texas 75240
(Name and Address of Agent for service)

                                (972) 934-9227
         (Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                               Proposed Maximum         Proposed Maximum
  Title of Securities      Amount to be         Offering Price              Aggregate               Amount of
   to be Registered       Registered (a)        per Share (b)          Offering Price (b)        Registration Fee
------------------------------------------------------------------------------------------- -------------------------
Common Stock, no par value... 650,000          $26.28125              $17,082,813                 $5,177

=====================================================================================================================

(a) Includes such additional shares as may be issued as a result of the antidilution provisions of the Plan, pursuant to Rule 416 promulgated under the Securities Act of 1933.

(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933 on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 10, 1998.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the introductory note of Part I of Form S-8.

         The contents of Registration Statement Number 33-68852, filed with the Securities and Exchange Commission on September 15, 1993, of Atmos Energy Corporation are incorporated herein by reference, except as amended hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.           Indemnification of Directors and Officers.

         Both the Texas Business Corporation Act and the Virginia Stock Corporation Act permit, and in some cases, require corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances.
Article IX of Registrant's Restated Articles of Incorporation as Amended and
Article IX of Registrant's Bylaws provide for indemnification of judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses and the advance payment or reimbursement of such reasonable expenses to directors and officers to the fullest extent permitted by law.

         The Texas Business Corporation Act and the Virginia Stock Corporation Act both allow a corporation to limit the liability of directors for monetary damages under certain circumstances. Article X of Registrant's Restated Articles of Incorporation as Amended provides for such limitation of liability to the fullest extent permitted by law.

         Registrant maintains an officers' and directors' liability insurance policy insuring officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of such policy is to indemnify the officers and directors of Registrant against losses incurred by them while acting in such capacities. The foregoing summaries are necessarily subject to the complete text of the statutes, the Registrant's Restated Articles of Incorporation as Amended, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 8.           Exhibits.

         The exhibits listed in the accompanying Index to Exhibits are furnished as a part of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 13, 1998.


                                       ATMOS ENERGY CORPORATION


                                       By: /s/ ROBERT W. BEST
                                          ------------------------
                                          Robert W. Best
                                          Chairman, President and CEO


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert W. Best his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Signature                                    Title                                         Date
        ---------                                    -----                                         ----


/s/ ROBERT W. BEST
--------------------------                Chairman, President and CEO                       February 13, 1998
Robert W. Best                            (Principal Executive Officer)

/s/ LARRY J. DAGLEY
--------------------------                Executive Vice President and                      February 13, 1998
Larry J. Dagley                           Chief Financial Officer
                                          (Principal Financial Officer)

/s/ DAVID L. BICKERSTAFF
--------------------------                Vice President and Controller                     February 13, 1998
David L. Bickerstaff                      (Principal Accounting Officer)


/s/ TRAVIS W. BAIN II
--------------------------                Director                                          February 11, 1998
Travis W. Bain II

/s/ DAN BUSBEE
--------------------------                Director                                          February 11, 1998
Dan Busbee

/s/ RICHARD W. CARDIN
--------------------------                Director                                          February 11, 1998
Richard W. Cardin

/s/ THOMAS J. GARLAND
--------------------------                Director                                          February 11, 1998
Thomas J. Garland

/s/ GENE C. KOONCE
--------------------------                Director                                          February 11, 1998
Gene C. Koonce

/s/ VINCENT J. LEWIS
--------------------------                Director                                          February 11, 1998
Vincent J. Lewis

--------------------------                Director                                          February ____, 1998
Thomas C. Meredith

/s/ PHILLIP E. NICHOL
--------------------------                Director                                          February 11, 1998
Phillip E. Nichol

/s/ CARL S. QUINN
--------------------------                Director                                          February 11, 1998
Carl S. Quinn

/s/ LEE E. SCHLESSMAN
--------------------------                Director                                          February 11, 1998
Lee E. Schlessman

/s/ CHARLES K. VAUGHAN
--------------------------                Director                                          February 11, 1998
Charles K. Vaughan

/s/ RICHARD WARE II
--------------------------                Director                                          February 11, 1998
Richard Ware II

                                  EXHIBIT INDEX

   EXHIBIT                                DESCRIPTION                                         PAGE
   -------                                -----------                                         ----
   NUMBER                                                                                    NUMBER
   ------                                                                                    ------
 4.1                  Specimen Common Stock Certificate (Atmos Energy Corporation)
                      (incorporated by reference to Exhibit 4(b) of Registrant's
                      Annual Report on Form 10-K (File No. 1-10042) for the fiscal year ended September 30, 1988).

 4.2(a)               Rights Agreement, dated as of April 27, 1988, between
                      Registrant and The First National Bank of Boston
                      (successor trustee to Morgan Shareholder Services Trust
                      Company) (incorporated by reference to Exhibit 1 of Registrant's Form 8-K (File No. 0-11249) filed May 10,
                      1988).

 4.2.(b)              Amendment No. 1 to Rights Agreement, dated August 10, 1994
                      (incorporated by reference to Exhibit 4.3(b) of Registrant's
                      Annual Report on Form 10-K for the fiscal year ended
                      September 30, 1994 (File No. 1-10042)).

 4.2(c)               Certificate of Adjusted Price, dated August 15, 1994
                      (incorporated by reference to Exhibit 4.3(c) of Registrant's
                      Annual Report on Form 10-K (File No. 1-10042) for the fiscal year ended September 30, 1994).

 4.3                  Rights Agreement, dated as of November 12, 1997, between the
                      Company and BankBoston, N.A. (incorporated by reference to
                      Exhibit 4.1 of Form 8-K dated November 12, 1997 (File No. 1-10042)).

 5.1                  Opinion of Locke Purnell Rain Harrell.

23.1                  Consent of Locke Purnell Rain Harrell (included in Exhibit 5.1).

23.2                  Consent of Ernst & Young LLP.

23.3                  Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1                  Atmos Energy Corporation Restricted Stock Grant Plan